Exhibit 10.14

ADDENDUM TO THE
CHANGE OF CONTROL AGREEMENT

THIS ADDENDUM (this “Addendum”) to the AMENDED AND RESTATED CHANGE OF CONTROL AGREEMENT by and between Robert S. Vuono (the “Executive”) and Central Jersey Bancorp (“Central Jersey”) dated December 23, 2008 (“COC Agreement”), is made by and among the Executive, Central Jersey, Kearny Financial Corp. (“Kearny“) and Kearny Federal Savings Bank (“Kearny Federal”) as of May 25, 2010.

WHEREAS, the Executive is currently employed by Central Jersey and Central Jersey Bank, National Association (“Central Jersey Bank”) as Senior Executive Vice President, Chief Operating Officer and Secretary, and is experienced in certain phases of the business of Central Jersey and Central Jersey Bank; and

WHEREAS, Kearny contemplates acquiring Central Jersey pursuant to the Agreement and Plan of Merger (“Merger Agreement”) by and among Kearny, Kearny Federal, Central Jersey and Central Jersey Bank, dated May 25, 2010; and

WHEREAS, the parties desire to set forth certain modifications to the COC Agreement as set forth in this Addendum prior to execution of the Merger Agreement, with this Addendum to be effective as of the effective date of the merger of Central Jersey with and into Kearny.

NOW, THEREFORE, the parties hereto, intending to be legally bound do hereby agree, that in exchange for the good and valuable consideration to be paid by Kearny, Kearny Federal, and Central Jersey, this Addendum by and among Kearny, Kearny Federal, Central Jersey and the Executive, is hereby made, as follows:

2.           No Payments in Excess of Code Section 280G.

Notwithstanding any agreement or plan to which the Executive is a party with Central Jersey or Central Jersey Bank, including but not limited to the COC Agreement, all sums payable under the COC Agreement by Kearny, Kearny Federal, and Central Jersey (collectively, the “Companies”) to the Executive shall be reduced in such manner and to such extent so that no payments made hereunder when aggregated with all other payments made or to be made to the Executive by the Companies shall be deemed an “excess parachute payment” in accordance with Section 280G of the Internal Revenue Code of 1986, as amended (“Code”), and would subject the Executive to the excise tax provided at Section 4999(a) of the Code. The Executive will be afforded the opportunity to review any such reduction in payments to be calculated by the Companies as provided herein.

2.           Defined Terms.

Capitalized terms set forth in this Addendum shall have such meaning as defined herein, and if not otherwise defined, then as defined in the COC Agreement.  Except as otherwise set forth herein, the COC Agreement shall remain in full force and effect as otherwise written.

IN WITNESS WHEREOF, the parties have executed this Addendum to the COC Agreement as of and effective on May 25, 2010.

CENTRAL JERSEY BANCORP

ATTEST:	By:	/s/ James S. Vaccaro

/s/ Anthony Giordano, III
Assistant Secretary

WITNESS:

/s/ Paul T. Colella		/s/ Robert S. Vuono
Robert S. Vuono, Executive

KEARNY FINANCIAL CORP.

ATTEST:	By:	/s/ John N. Hopkins
John N. Hopkins, CEO

/s/ Sharon Jones
Secretary

KEARNY FEDERAL SAVINGS BANK

ATTEST:	By:	/s/ John N. Hopkins
John N. Hopkins, CEO

/s/ Sharon Jones
Secretary